UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): 8/2/2024
Diebold Nixdorf, Incorporated

(Exact name of registrant as specified in its charter)
_________________________________________________

Delaware		1-4879	34-0183970

(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

350 Orchard Avenue NE
North Canton,	Ohio		44720

(Address of principal executive offices)			(Zip Code)
Registrant's telephone number, including area code: (330) 490-4000
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	DBD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 2, 2024, the Board of Directors (the “Board”) of Diebold Nixdorf, Incorporated (the “Company”) increased the size of the Board from eight to nine members and appointed Dr. Colin J. Parris to the Board, effective immediately, to fill the vacancy created by the increase. On August 6, 2024, the Board increased the size of the Board from nine to ten members and appointed Maura A. Markus to the Board, effective immediately, to fill the vacancy created by the increase. Each new director’s term will expire at the Company’s 2025 Annual Meeting of Shareholders.

The Board has determined that each of Ms. Markus and Dr. Parris is an independent director under the New York Stock Exchange listing standards and the Company’s director independence guidelines, as set forth in its Categorical Independence Standards for Directors (available on the Company’s website at www.investors.dieboldnixdorf.com).

The Board assigned Ms. Markus to the Board’s Audit Committee and People and Compensation Committee and Dr. Parris to the Board’s Audit Committee and Nomination and Governance Committee.

Upon appointment, each new director’s compensation for service as a director will be in accordance with the Company’s non-employee director compensation program, as currently in effect. That program consists of (i) a cash retainer of $100,000 per year, (ii) an annual grant of restricted stock units having value on the date of grant equal to $200,000, provided Board members who received restricted stock units pursuant to the Company’s September 22, 2023 grants will not receive this annual grant until the first calendar year after the year in which the September 22, 2023 grants have fully vested, (iii) an additional cash retainer of $25,000 for the chairs of each of the Company’s Audit Committee, People and Compensation Committee, Finance Committee and Nomination and Governance Committee, and (iv) an additional cash retainer of $100,000 for the non-executive chair of the Board.

There are no arrangements or understandings between the Company and either of the new directors or any other persons pursuant to which each new director was selected as a director. There are no related party transactions between the Company and either of the new directors that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On August 7, 2024, the Company issued a press release announcing the appointment of the new directors. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release of Diebold Nixdorf, Incorporated, dated August 7, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diebold Nixdorf, Incorporated
Date:	August 07, 2024	By:	/s/ Elizabeth C. Radigan
			Name:	Elizabeth C. Radigan
			Title:	Executive Vice President and Chief Legal Officer and Secretary